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                                                                     EXHIBIT 5.1
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                   [LETTERHEAD OF HOGAN & HARTSON L.L.P.]





                              January 25, 1999


Board of Trustees
Equity Office Properties Trust
2 North Riverside Plaza
Suite 2200
Chicago, IL 60606

Ladies and Gentlemen:

     We are acting as counsel to EOP Operating Limited Partnership, a Delaware limited partnership (the "Company"), in connection with its registration statement on Form S-3 (SEC File No. 333-58689) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission, relating to the proposed public offering of up to $2,000,000,000 in aggregate amount of one or more series of the Company's unsecured debt securities or warrants exercisable for debt securities which may be offered and sold by the Company from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statement. This opinion letter is rendered in connection with the proposed public offering of $1,000,000,000 in aggregate principal amount of the Company's 6.375% Notes due January 15, 2002 (the "2002 Notes"), 6.5% Notes due January 15, 2004 (the "2004 Notes"), and 6.8% Notes due January 15, 2009 (the "2009 Notes" and, together with the 2002 Notes and the 2004 Notes, the "Notes"), as described in a Prospectus dated July 22, 1998 (the "Prospectus"), and a Prospectus Supplement dated January 21, 1999 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. Executed copy of the Registration Statement.

     2. The Prospectus and the Prospectus Supplement.



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Board of Trustees
Equity Office Properties Trust
January 25, 1999
Page 2



     3. The Certificate of Limited Partnership of the Company, as certified by the Secretary of State of the State of Delaware on January 21, 1999 and as certified by the Secretary of Equity Office Properties Trust, a Maryland real estate investment trust and managing general partner of the Company ("EOPT"), on the date hereof as being complete, accurate and in effect.

     4. The Agreement of Limited Partnership of the Company, dated as of July 3, 1997, as amended, as certified by the Secretary of EOPT, as managing general partner of the Company, on the date hereof as being complete, accurate and in effect.

     5. Certain resolutions of the Board of Trustees of EOPT (the "Board"), adopted by unanimous written consent on January 14, 1999, authorizing, among other things, the offer, issuance and sale of the Notes and arrangements in connection therewith, as certified by the Secretary of EOPT on the date hereof as being complete, accurate and in effect.

     6. Certain resolutions of the Pricing Committee of the Board adopted by written consent on January 21, 1999, as certified by the Secretary of EOPT on the date hereof as being complete, accurate and in effect, relating to, among other things, establishment of the Notes as three new series of the Company's unsecured debt securities under the Indenture dated as of September 2, 1997, between the Company and State Street Bank and Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of February 9, 1998, between the Company and the Trustee (the "Indenture"), authorization of the Underwriting Agreement (as defined below), and arrangements in connection therewith, and the issuance of the Notes on the terms set forth therein and in accordance with the terms of the Indenture.

     7. Executed copies of the Underwriting Agreement dated January 21, 1999, by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters listed on Schedule A thereto (the "Underwriting Agreement").


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Board of Trustees
Equity Office Properties Trust
January 25, 1999
Page 3


     8. Executed copy of the Indenture.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of (i) the Delaware Revised Uniform Limited Partnership Act, as amended, (ii) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and (iii) the laws of the State of New York relating to the creation and enforceability of contracts, but not including any laws, statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws).

     Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming due authentication of the Notes by the Trustee and the due execution and delivery of the Notes on behalf of the Company against payment of the consideration for the Notes specified in the Underwriting Agreement, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Notes are considered in a proceeding at law or in equity).

     The opinion as to enforceability expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.



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Board of Trustees
Equity Office Properties Trust
January 25, 1999
Page 4


     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                           Very truly yours,

                                           /s/ HOGAN & HARTSON L.L.P.
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                                           HOGAN & HARTSON L.L.P.